SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION REQUIRED IN
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )
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Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
J. Alexander’s Corporation
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL NO. 1: ELECTION OF DIRECTORS
BACKGROUND INFORMATION
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
AUDIT COMMITTEE REPORT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE 2007 ANNUAL MEETING OF SHAREHOLDERS
METHOD OF COUNTING VOTES
MISCELLANEOUS

J. ALEXANDER’S CORPORATION
3401 West End Avenue
Suite 260
P.O. Box 24300
Nashville, Tennessee 37202
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
     To the Shareholders of J. Alexander’s Corporation:
     The Annual Meeting of Shareholders of J. Alexander’s Corporation (the “Company”) will be held at the Loews Vanderbilt Hotel, 2100 West End Avenue, Nashville, Tennessee 37203 at 10:00 a.m., Nashville time, on Tuesday, May 16, 2006 for the following purposes:
(1)	To elect six directors to hold office for a term of one year and until their successors have been elected and qualified; and

(2)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
     Only shareholders of record at the close of business on March 24, 2006 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.
     Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the meeting.
     We hope very much that you will be able to be with us. If you do not plan to attend the meeting in person, you are requested to complete, sign and date the enclosed proxy card and return it promptly in the enclosed addressed envelope, which requires no postage if mailed in the United States, or follow the instructions on the enclosed proxy card for voting by telephone or the Internet.
By Order of the Board of Directors
R. GREGORY LEWIS
Secretary
April 19, 2006

J. ALEXANDER’S CORPORATION
3401 West End Avenue
Suite 260
P.O. Box 24300
Nashville, Tennessee 37202
PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
May 16, 2006
     The enclosed proxy is solicited by and on behalf of the Board of Directors of J. Alexander’s Corporation (the “Company”) for use at the Annual Meeting of Shareholders to be held on Tuesday, May 16, 2006, at 10:00 a.m., Nashville time, at Loews Vanderbilt Hotel, 2100 West End Avenue, Nashville, Tennessee 37203 and at any adjournments or postponements thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. Copies of the proxy, this Proxy Statement and the attached Notice are being mailed to shareholders on or about April 19, 2006.
     Proxies may be solicited by mail, telephone or telecopy. All costs of this solicitation will be borne by the Company. The Company does not anticipate paying any compensation to any party other than its regular employees for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.
     Shares represented by such proxies will be voted in accordance with the choices specified thereon. If no choice is specified, the shares will be voted FOR the election of the director nominees named herein. The Board of Directors does not know of any other matters which will be presented for action at the meeting, but the persons named in the proxy intend to vote or act with respect to any other proposal which may be properly presented for action according to their best judgment in light of the conditions then prevailing.
     A proxy may be revoked by a shareholder at any time before its exercise by attending the meeting and voting in person, by filing with the Secretary of the Company a written revocation, by duly executing a proxy bearing a later date or by casting a new vote by telephone or the Internet.
     Each share of the Company’s Common Stock, $.05 par value (the “Common Stock”), issued and outstanding on March 24, 2006 (the “Record Date”), will be entitled to one vote on all matters to come before the meeting. As of the Record Date, there were outstanding 6,535,122 shares of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth, as of March 24, 2006, certain information with respect to those persons known to the Company to be the beneficial owners (as defined by certain rules of the Securities and Exchange Commission (the “Commission”)) of more than five percent of the Common Stock, its only voting security, and with respect to the beneficial ownership of the Common Stock by all directors, each of the executive officers named in the Summary Compensation Table, and all executive officers and directors of the Company as a group (9 persons). Except as otherwise specified, the shares indicated are presently outstanding.

			Percentage of
	Amount of		Outstanding
	Common Stock		Common
Name and Address of Beneficial Owner	Beneficially Owned		Stock (1)
E. Townes Duncan** 3401 West End Avenue, Suite 520 Nashville, TN 37203	1,790,406	(2)	27.4%
Solidus Company 3401 West End Avenue, Suite 520 Nashville, TN 37203	1,747,846	(3)	26.7%
Lonnie J. Stout II**** 3401 West End Avenue, Suite 260 Nashville, TN 37203	532,176	(4)	7.7%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	428,600	(5)	6.6%
Andreef Equity Advisors, L.L.C. 450 Laurel Street, Suite 2105 Baton Rouge, LA 70801	375,727	(6)	5.7%
R. Gregory Lewis***	140,837	(7)	2.1%
J. Bradbury Reed**	112,521	(8)	1.7%
J. Michael Moore***	75,119	(9)	1.1%
Mark A. Parkey***	63,631	(10)	1.0%
Garland G. Fritts**	31,800	(11)	*
Joseph N. Steakley**	11,000	(12)	*
Brenda B. Rector**	11,000	(12)	*
All directors and executive officers as a group (9 persons)	2,768,490	(13)	38.7%

*	Less than one percent.

**	Director.

***	Named Officer.

****	Director and Named Officer.

(1)	Pursuant to the rules of the Commission, shares of Common Stock subject to options held by directors and executive officers of the Company which are exercisable within 60 days of March 24, 2006, are deemed outstanding for the purpose of computing such director’s or executive officer’s percentage ownership and the percentage ownership of all directors and executive officers as a group, but are not deemed outstanding for the purpose of computing the percentage ownership of the other persons shown in the table. Unless otherwise indicated, each individual has sole voting and dispositive power with respect to all shares shown.
(2)	Includes 9,000 shares issuable upon exercise of certain options held by Mr. Duncan, 240 shares owned by Mr. Duncan’s wife, 100 shares that Mr. Duncan holds as custodian for minor children, 4,560 shares that are held in trusts of which Mr. Duncan’s wife is trustee, and 1,747,846 shares that are beneficially owned by Solidus Company (“Solidus”), a general partnership of which Mr. Duncan is Managing Partner.
(3)	Includes 91,700 shares held by Solidus Partners, L.P., a limited partnership of which Solidus is general partner. Solidus shares voting and dispositive power with respect to its shares with Mr. Duncan, its Managing Partner, whose beneficial ownership in such shares is shown above.
(4)	Includes 360,000 shares issuable upon exercise of certain options held by Mr. Stout and 9,307 Employee Stock Ownership Plan (“ESOP”) shares allocated to Mr. Stout and held by the J. Alexander’s Corporation Employee Stock Ownership Trust (the “Trust”), as to which Mr. Stout has sole voting power and shared dispositive power.
(5)	Dimensional Fund Advisors, Inc. (“DFA”) is a registered investment advisor. Information is based solely on the Schedule 13G/A filed with the Commission by DFA on February 1, 2006.
(6)	Andreef Equity Advisors, L.L.C. shares beneficial ownership and voting and dispositive power with Dane Andreef. Information is based solely on the Schedule 13G/A filed with the Commission by Andreef Equity Advisors, L.L.C. and Mr. Andreef on February 14, 2006.
(7)	Includes 96,800 shares issuable upon exercise of certain options held by Mr. Lewis and 7,406 ESOP shares allocated to Mr. Lewis and held by the Trust, as to which Mr. Lewis has sole voting power and shared dispositive power.
(8)	Includes 14,000 shares issuable upon exercise of options held by Mr. Reed.
(9)	Includes 55,133 shares issuable upon the exercise of certain options held by Mr. Moore and 5,012 ESOP shares allocated to Mr. Moore and held by the Trust, as to which Mr. Moore has sole voting power and shared dispositive power.
(10)	Includes 50,333 shares issuable upon the exercise of certain options held by Mr. Parkey and 3,298 ESOP shares allocated to Mr. Parkey and held by the Trust, as to which Mr. Parkey has sole voting power and shared dispositive power.
(11)	Includes 9,000 shares issuable upon exercise of certain options held by Mr. Fritts.
(12)	Includes 10,000 shares issuable upon exercise of certain options held by such person.
(13)	Includes 614,266 shares issuable upon exercise of certain options held by the directors and executive officers and 25,023 ESOP shares allocated to the executive officers and held by the Trust, as to which such officers have sole voting power and shared dispositive power.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
     Six directors are to be elected at the annual meeting for a term of one year and until their successors shall be elected and qualified. Election of directors requires a plurality of the votes cast in such election. It is intended that shares represented by the enclosed proxy will be voted FOR the election of the nominees named in the table set forth below unless a contrary choice is indicated. Each of the nominees, including each independent director, is presently a director of the Company and was nominated by the Board. Management believes that all of the nominees will be available and able to serve as directors, but if for any reason any should not be available or able to serve, it is intended that such shares will be voted for such substitute nominees as may be proposed by the Board of Directors of the Company. Certain information with respect to each of the nominees set forth below.
BACKGROUND INFORMATION

E. Townes Duncan	Mr. Duncan, 52, has been a director of the Company since May 1989. Mr. Duncan has been the Managing Partner of Solidus Company (formerly Solidus, LLC), a private investment firm, since January 1997. Mr. Duncan is also a director of Bright Horizons Family Solutions, Inc., a childcare services company.

Garland G. Fritts	Mr. Fritts, 77, has been a director of the Company since December 1985. Since 1993, Mr. Fritts has been a consultant for Fry Consultants, Inc., a management consulting firm.

Brenda B. Rector	Ms. Rector, 58, has been a director since May 2004. From October 1996 until March 2004, Ms. Rector was the Vice President, Controller and Chief Accounting Officer of Province Healthcare Company, an owner and operator of acute care hospitals in non-urban markets.

J. Bradbury Reed	Mr. Reed, 66, has been a director since May 2000. Mr. Reed is a member in the law firm of Bass, Berry & Sims PLC and has served in various capacities for that firm since 1964. Bass, Berry & Sims PLC has served as the Company’s outside general counsel since the Company’s organization in 1971.

Joseph N. Steakley	Mr. Steakley, 51, has been a director since May 2004. He has served as Senior Vice President – Internal Audit of HCA Inc., an owner and operator of hospitals, since July 1999. From November 1997 to July 1999, Mr. Steakley was Vice President – Internal Audit for HCA Inc.

Lonnie J. Stout II	Mr. Stout, 59, has been a director and President and Chief Executive Officer of the Company since May 1986. Since July 1990, Mr. Stout has also served as Chairman of the Company. From 1982 to May 1984, Mr. Stout was a director of the Company, and served as Executive Vice President and Chief Financial Officer of the Company from October 1981 to May 1984.

CORPORATE GOVERNANCE
General
     The Company believes that good corporate governance is important to ensure that J. Alexander’s Corporation is managed for the long-term benefit of its shareholders. During the past year, the Company has continued to review its corporate governance policies and practices and to compare them to those suggested by various authorities on corporate governance and the practices of other public companies. The Company has also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the new and proposed rules of the Commission and the listing standards of the American Stock Exchange (“AMEX”).
     The Company’s Audit Committee charter can be accessed on the Company’s website at www.jalexanders.com.
Director Independence
The Board has determined that each of the following directors and nominees will qualify as an “independent director” within the meaning of the AMEX listing standards.
E. Townes Duncan
Garland G. Fritts
J. Bradbury Reed
Brenda B. Rector
Joseph N. Steakley
Board Member Meetings and Attendance
     The Company strongly encourages each member of the Board of Directors to attend the Annual Meeting of Shareholders. All of the Company’s directors attended the 2005 Annual Meeting of Shareholders.
     Each of the incumbent directors of the Company attended at least 75% of the aggregate of (i) the total number of meetings held during 2005 by the Board of Directors while he or she was a director and (ii) the total number of meetings held during 2005 by all committees of the Board while he or she was a member of such committees.
     The Board of Directors of the Company held eight meetings in 2005.
Board Committee Composition
     Audit Committee. The Board of Directors has an Audit Committee. The members of the Audit Committee are currently Joseph N. Steakley (Chair), Garland G. Fritts and Brenda B. Rector, each of whom is “independent” within the meaning of the AMEX listing standards and applicable Commission regulations. In addition, the Board has determined that each of Brenda B. Rector and Joseph N. Steakley is qualified as an “audit committee financial expert” within the meaning of Commission regulations and is “financially sophisticated” within the meaning of the AMEX listing standards. The Audit Committee, which held nine meetings during 2005, meets with the Company’s independent registered public accounting firm to review the Company’s consolidated financial statements. It is the function of this committee to ensure that the Company’s financial statements accurately reflect the Company’s financial position and results of operations.

     Compensation/Stock Option Committee. The Board of Directors has a Compensation/Stock Option Committee (the “Compensation Committee”). The Compensation Committee members are currently Brenda B. Rector (Chair), E. Townes Duncan and Garland G. Fritts. The Compensation Committee is responsible for the periodic review of management’s compensation and administration of the Company’s equity incentive plan. The Compensation Committee held four meetings during 2005. The Board has determined that each member of the Company’s Compensation Committee is “independent” within the meaning of the AMEX listing standards.
     Nominating Committee. The Company’s Board of Directors currently has no standing nominating committee, which the Board of Directors believes is appropriate, given the compact size of the Board. The Board of Directors, including each independent director, participates in the nomination process as described below.
Director Candidates
     Candidates for nomination to the Board of Directors, including those suggested by shareholders in compliance with the Company’s charter, bylaws and applicable law, will be submitted to the Board of Directors with as much biographical information as is available and with a brief statement of the candidates’ qualifications for Board membership.
     While the Board of Directors may consider whatever factors it deems appropriate in its assessment of a candidate for board membership, candidates nominated to serve as directors will, at a minimum, in the judgment of the independent directors:
•	be able to represent the interests of the Company and all of its shareholders and not be disposed by affiliation or interest to favor any individual, group or class of shareholders or other constituency;

•	possess relevant background, skills and abilities, and characteristics that fulfill the needs of the Board at that time;

•	possess the background and demonstrated ability to contribute to the Board’s performance of its collective responsibilities, through senior executive management experience, relevant professional or academic distinction, and/or a record of relevant civic and community leadership;

•	have the highest ethical character and share the core values of the Company as reflected in the Code of Business Conduct and Ethics;

•	have a reputation, both personal and professional, consistent with the image and reputation of the Company;

•	have relevant expertise and experience, and be able to offer advice and guidance to the chief executive officer based on that expertise and experience; and

•	have the ability and the willingness to devote the necessary time and energy to exercise sound business judgment.
     The Board will preliminarily assess each candidate’s qualifications and suitability. If it is the consensus of the independent directors that a candidate is likely to meet the criteria for Board membership, the Board will advise the candidate of the Board’s preliminary interest and, if the candidate expresses sufficient interest will arrange interviews of the candidate with one or more members of the Board and request such additional information from the candidate as the Board deems appropriate. The independent directors will consider the candidate’s qualifications, the assessment of the individual’s background, skills and abilities, and whether such characteristics fulfill the needs of the Board at that time, confer and reach a collective assessment as to the qualifications and suitability of the candidate for Board membership.
     If a majority of the independent directors determine that the candidate is suitable and meets the criteria for Board membership, the candidate will be invited to meet with senior management of the Company, both to allow the candidate to obtain further information about the Company and to give management a basis for input to the Board regarding the candidate. On the basis of its assessment, and taking into consideration input from senior management, the Board will formally consider whether to recommend the candidate’s nomination for election to the Board of Directors. Approval by a majority of the independent directors will be required to recommend the candidate’s nomination.
Code of Business Conduct and Ethics
     The Company’s Board of Directors has adopted a Code of Business Conduct and Ethics applicable to the members of its Board of Directors and officers, including the Chief Executive Officer and Chief Financial Officer. The Company’s Code of Business Conduct and Ethics may be accessed on its website at www.jalexanders.com or a copy requested by writing to the following address: J. Alexander’s Corporation, Suite 260, 3401 West End Avenue, Nashville Tennessee 37203. The Company will make any legally required disclosures regarding amendments to, or waivers of, provisions of the Code of Business Conduct and Ethics on its website.
Communications with Members of the Board
     Shareholders interested in communicating directly with members of the Company’s Board of Directors may do so by writing to Board of Directors, c/o Corporate Secretary, J. Alexander’s Corporation, 3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202.

EXECUTIVE COMPENSATION
     The following table provides information as to annual, long-term or other compensation during fiscal years 2005, 2004 and 2003 for the Company’s Chief Executive Officer and each of the other executive officers of the Company who were serving as executive officers at January 1, 2006 whose salary and bonus exceeded $100,000 (collectively, the “Named Officers”).
SUMMARY COMPENSATION TABLE

						Long Term Compensation
		Annual Compensation				Awards
				Other Annual		Restricted	Securities	All Other
Name and Principal				Compensation		Stock Awards	Underlying	Compensation
Position	Year	Salary ($)	Bonus($)	($) (1)		($)	Options (#)	($) (4)
Lonnie J. Stout II	2005	340,000	—	26,393	(2)	—	50,000	4,440	(5)
Chairman, President,	2004	325,000	60,938	25,395		—	—	4,614
Chief Executive	2003	285,000	35,000	26,095		—	—	4,270
Officer and Director
R. Gregory Lewis	2005	171,600	—	17,903	(3)	—	40,000	4,223	(6)
Vice-President, Chief	2004	165,000	30,938	17,995		—	—	4,124
Financial Officer and	2003	157,000	10,000	18,098		—	—	4,037
Secretary
J. Michael Moore	2005	137,000	—	20,272	(3)	—	30,000	3,538	(7)
Vice-President,	2004	129,800	24,338	18,514		—	—	3,455
Human Resources	2003	119,800	10,000	18,606		—	5,000	3,243
and Administration
Mark A. Parkey	2005	132,700	—	19,627	(3)	—	30,000	3,339	(8)
Vice-President and	2004	126,000	23,625	17,894		—	—	3,046
Controller	2003	117,000	7,500	18,389		—	5,000	3,049

(1)	Includes, to the extent applicable, an automobile allowance, premium cost of medical insurance, cost of a tax preparation service, automobile expense taxable to the Named Officer and imputed interest under the 1999 Loan Program taxable to the Named Officer.

(2)	Includes an automobile allowance of $11,076 and $9,897 of imputed interest under the 1999 Loan Program taxable to Mr. Stout.

(3)	Includes an automobile allowance of $10,656 and taxable automobile expense of $4,286 for Mr. Lewis, $3,822 for Mr. Moore and $5,817 for Mr. Parkey.

(4)	The ESOP shares included in this column for 2005 are valued at $8.02 per share, the closing price of the Company’s Common Stock on December 30, 2005.

(5)	Includes the $612 premium cost of term life insurance maintained for the benefit of Mr. Stout, $1,575 contributed by the Company to the Company’s 401(k) Plan on behalf of Mr. Stout, and 281 ESOP shares allocated to Mr. Stout.

(6)	Includes the $612 premium cost of term life insurance maintained for the benefit of Mr. Lewis, $1,438 contributed by the Company to the Company’s 401(k) Plan on behalf of Mr. Lewis and 271 ESOP shares allocated to Mr. Lewis.

(7)	Includes the $612 premium cost of term life insurance maintained for the benefit of Mr. Moore, $1,197 contributed by the Company to the Company’s 401(k) Plan on behalf of Mr. Moore and 216 ESOP shares allocated to Mr. Moore.

(8)	Includes the $612 premium cost of term life insurance maintained for the benefit of Mr. Parkey, $1,050 contributed by the Company to the Company’s 401(k) Plan on behalf of Mr. Parkey and 209 ESOP shares allocated to Mr. Parkey.

Option Grants in Last Fiscal Year
     The following table provides information with respect to option grants to the named executive officers during 2005 under the J. Alexander’s Corporation 2004 Equity Incentive Plan. The Company has never granted SARs. This table includes the number of shares of common stock underlying options granted during this year, the percentage that such options represent of all options granted to employees during the year, the exercise price, the expiration date, and the potential realizable value of the options assuming both a 5% and 10% annual return on the underlying common stock from the date of grant of such option to the end of each option term.

	Individual Grants
		Percent of
	Number of	Total
	Securities	Options			Potential Realizable Value
	Underlying	Granted to	Exercise		at Assumed Annual Rates
	Options	Employees	Price	Expiration	of Stock Appreciation for
Name	Granted(#)	in 2005(%)	($/Share)	Date	Option Terms
					5% ($)	10% ($)
Lonnie J. Stout II	40,000	15.0	9.50	12/21/15	155,581	472,823
	10,000	3.7	8.22	12/21/15	51,695	131,006

					207,276	603,829

R. Gregory Lewis	10,000	3.7	9.50	12/21/15	38,895	118,206
	30,000	11.2	8.22	12/21/15	155,085	393,017

					193,980	511,223

J. Michael Moore	10,000	3.7	9.50	12/21/15	38,895	118,206
	20,000	7.5	8.22	12/21/15	103,390	262,011

					142,285	380,217

Mark A. Parkey	10,000	3.7	9.50	12/21/15	38,895	118,206
	20,000	7.5	8.22	12/21/15	103,390	262,011

					142,285	380,217

Option Exercises and Year-End Value Table
     The following table provides information as to options exercised by the Named Officers during fiscal 2005. None of the Named Officers has held or exercised separate SARs. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of January 1, 2006. Also reported are the values for the “in-the-money” options, which represent the positive spread between the exercise price of any such outstanding stock options and the year-end price of the Common Stock.

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired on	Value	Options At Fiscal Year End (#)		At Fiscal Year End ($)(1)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Lonnie J. Stout II	—	—	360,000	—	1,102,800	—
R. Gregory Lewis	—	—	96,800	—	301,780	—
J. Michael Moore	—	—	55,133	1,667	129,320	6,210
Mark A. Parkey	10,000	54,500	50,333	1,667	104,240	6,210

(1)	Reflects the value of outstanding options based on the closing price of the Company’s Common Stock on December 30, 2005.
Salary Continuation Agreements
     Since 1978, the Company has entered into salary continuation agreements with eligible employees (the “Salary Continuation Agreements”) which will remain in effect for 2006, subject to amendment. The Salary Continuation Agreements generally provide for a retirement benefit of 50% of the employee’s salary on the date of entering into the agreement. The retirement benefit is payable over 15 years commencing at age 65. The Salary Continuation Agreements also provide that in the event an employee dies while in the employ of the Company after entering into a Salary Continuation Agreement but before retirement, his or her beneficiaries, for a period of one year, will receive 100% of such employee’s salary at the time of entering into the Salary Continuation Agreement. Thereafter, for a period of 10 years, or until such time as the employee would have attained age 65, whichever period is longer, the beneficiaries will receive 50% of such salary yearly. In addition, the Salary Continuation Agreements provide scheduled vested benefits which are payable to the employee in a lump sum upon termination of service with the Company for any reason other than death or retirement at age 65. These amounts are currently $989,524 for Mr. Stout (expected to increase to approximately $1,009,000 in 2006), $341,536 for Mr. Lewis, $114,188 for Mr. Moore and $113,059 for Mr. Parkey. All officers and certain other key employees of the Company with three full years of service are eligible to enter into a Salary Continuation Agreement. Directors of the Company who are not also executive officers or employees are not parties to a Salary Continuation Agreement.
     The annual benefits payable upon retirement at age 65 for each of Messrs. Stout and Lewis are currently $138,750 (expected to increase to $175,950 in 2006) and $74,000, respectively. Currently, Mr. Moore would receive

$59,900 and Mr. Parkey would receive annual benefits of $63,000 payable upon retirement at age 65. These amounts may be adjusted periodically.
Termination Benefits
     Pursuant to severance benefits agreements with the Company, in the event that Mr. Stout or Mr. Lewis is terminated or resigns after a change in responsibilities or a decrease in the level of compensation, then he will receive an amount equal to 18 months’ compensation. Based on current levels of compensation, such amounts would be $527,850 for Mr. Stout and $266,400 for Mr. Lewis.
Compensation of Directors
     Currently each director who is not an employee of the Company receives a monthly fee of $1,250 plus a fee of $1,500 for each attended meeting of the Board or any Committee of which he or she is a member. These levels of compensation are applicable to 2005 and 2006.
     Each director who is not also an employee of the Company is eligible for grants of non-qualified stock options under the 2004 Equity Incentive Plan (the “Equity Incentive Plan”). Generally, directors who are not employees of the Company have been awarded options to purchase 10,000 shares of Common Stock upon joining the Board and options to purchase 1,000 shares of Common Stock for each succeeding year of service, with the exercise price equal to the fair market value of the Common Stock on the date of grant. Pursuant to the terms of the Equity Incentive Plan, no non-employee director is eligible for a grant of incentive stock options under the Equity Incentive Plan.
Compensation Committee Report
     Decisions on compensation of the Company’s executive officers are made by the Compensation Committee of the Company’s Board of Directors. Each member of the Compensation Committee is a non-employee director and is independent as that term is defined in the current rules of the AMEX. It is the responsibility of the Compensation Committee to determine whether in its judgment the Company’s executive compensation policies are reasonable and appropriate, meet their stated objectives and effectively serve the best interests of the Company and its shareholders.
Compensation Philosophy and Policies for Executive Officers
     The Compensation Committee believes that the primary objectives of the Company’s executive compensation policies should be:
•	to attract and retain talented executives by providing compensation that is, overall, competitive with the compensation provided to executives at companies of comparable size and position in the restaurant industry, while maintaining compensation within levels that are consistent with the Company’s overall financial objectives and operating performance;

•	to provide the appropriate incentives for executive officers to work towards the achievement of the Company’s annual sales, operating and development targets; and

•	to determine if it is appropriate for the Company to provide long-term incentive compensation to its executive officers in the form of stock options or other stock-based awards in order to align the interests of its executive officers closely with those of its shareholders and the long-term interests of the Company.
     The Compensation Committee believes that the Company’s executive compensation policies should be reviewed each year following the time when the financial results of the prior year are available. The policies are reviewed in light of their consistency with the Company’s financial performance, the success achieved in meeting its sales and operating performance targets, achieving its overall strategic business plan objectives and its position within the restaurant industry. The compensation of individual executive officers is reviewed annually by the Compensation Committee in light of the executive compensation policies established for that year.
     The Compensation Committee sets the base compensation of the executive officers at a level that it believes appropriate considering the overall strategic direction of the Company, its position within the relative segment of the food service industry in which it operates and the overall responsibilities of each executive officer. The Compensation Committee believes that in addition to corporate performance, it is appropriate to consider in setting and reviewing executive compensation the personal contributions the particular individual may make to the success of the corporate enterprise. Such qualitative factors as demonstrated leadership skills, planning initiatives, development and morale building skills, and other such related factors have been deemed to be important qualitative factors to take into account when considering levels of compensation.
Compensation of Executive Officers
     The Compensation Committee believes that the compensation for each of the Named Officers should consist of a base salary, the potential for an annual bonus and long-term stock-based incentive compensation and has applied the policies described herein to fiscal 2005 compensation for executive officers as described below.
     Base Compensation. Base salaries for the Named Officers are at fixed levels generally believed to be between the 25th and 75th percentiles of salaries paid to senior managers with comparable qualifications, experience and responsibility at other corporations engaged in similar businesses as the Company. The Compensation Committee subjectively determined, on the basis of discussions with the Chief Executive Officer and its experience in business generally and with the Company specifically, what it viewed to be appropriate levels of base compensation after taking into consideration each executive’s contributions and the level of performance of the Company overall. As a result of this review, increases averaging approximately 4.8% in the base salaries for the Named Officers for fiscal 2005 were made, with specific increases varying from 4.0% to 5.6%, reflecting the Compensation Committee’s subjective judgment as to individual contributions towards meeting the Company’s overall financial objectives and financial performance. The Compensation Committee did not assign any relative weight to the quantitative and qualitative factors which it applied subjectively in reaching its base compensation decisions. For 2006, base salaries were increased by an average of 3.5%.
     Annual Incentive Compensation. In 2005, the Compensation Committee adopted the Cash Incentive Performance Program (“CIPP”), which provided for annual bonuses to be paid to the Named Officers in cash as a percentage of their base salaries for 2005 if the Company achieved specified adjusted earnings before interest, taxes, depreciation, amortization, pre-opening costs and stock option expense (adjusted EBITDA) for fiscal 2005. The possible bonuses for 2005 ranged from 12.5% to 70% of base salary levels, depending on the Committee’s determinations for each Named Officer and the adjusted EBITDA achieved. The Compensation Committee also may consider, and has in the past considered, other factors when awarding annual bonuses, such as the executive’s ability to increase same store sales, improve corporate operating profits or maintain them at the appropriate levels for the sales achieved, and meet the Company’s overall strategic business plan objectives. Additional considerations may include the executive’s contribution to concept development and improvement in financial performance and the impact the executive officers have on programs that enhance shareholder value.
     The Compensation Committee generally believes that an annual bonus award in the range of 12.5% to 100% of the executive officer’s annual base compensation is appropriate in light of the relatively low to moderate base salary levels. For fiscal 2005, no bonuses were awarded to the executive officers because the Company failed to reach the adjusted EBITDA target set forth in the CIPP.
     Long-Term Incentive Compensation. During the Company’s fiscal year the Compensation Committee considers the advisability of granting the Company’s senior executives long-term incentive compensation in the form of awards under the Company’s stock incentive plan. The Compensation Committee believes that its past grants of stock options have successfully focused the Company’s management team on building profitability and enhancing shareholder value.
     The Company currently has no set policy as to when stock options should be awarded. The Compensation Committee believes that the Company should make it a part of its regular executive compensation policies to consider granting annual awards of stock options to executive officers to provide long-term incentives as part of each executive’s annual compensation package. The Compensation Committee also believes that any grant should be made on terms established at the time of the annual review, and that the exercise price of stock options should generally be the fair market value of the Company’s Common Stock on the date of grant. Generally, the Compensation Committee’s policy is that stock options should vest in increments over a period of three or more years.
     The Compensation Committee believes that long-term stock-based incentive compensation should be structured so as to closely align the interests of the executives with those of the Company’s shareholders. The Compensation Committee determines the award of stock option grants to the executive officers and takes into account the recommendations of the Chief Executive Officer prior to approving annual awards of long-term stock-based incentive compensation to the other executive officers.
     In 2005, the Compensation Committee approved grants of stock options to each of the Named Officers after considering that the only grants received by those persons in recent years were grants for the purchase of 5,000 shares received by each of Messrs. Moore and Parkey in 2003 and that granting additional equity incentives would better align the interests of the Named Officers with those of the shareholders. Each Named Officer received an option to purchase a specified number of shares at an exercise price of $8.22 per share, which was the closing sale price of the Common Stock on the American Stock Exchange on the date of grant, as well as an option to purchase a specified number of shares at an exercise price of $9.50 per share, a 15.6% premium to the then-current market price. The share amounts granted are those set forth above, under “Option Grants in Last Fiscal Year.” The options were granted pursuant to the Company’s 2004 Equity Incentive Plan. The options have a term of ten years and are intended to be incentive stock options to the extent permitted under the Internal Revenue Code. The options are immediately exercisable, but any shares of Common Stock that are purchased are subject to restrictions on resale and may not be sold or disposed of prior to December 21, 2007. The resale restrictions lapse upon termination of the optionee’s employment for any reason. The Compensation Committee also considered that the Company would not be required to recognize compensation expense with respect to options that were granted in 2005 and were fully vested at the time of grant.

Loan Program
     In 1999, the Company’s Board of Directors established a loan program designed to enable eligible employees to purchase shares of the Company’s Common Stock. Under the program eligible participants were permitted to borrow an amount equal to the full price of Common Stock purchased. The program authorized $1 million in loans to employees. The employee loans are payable on December 31, 2006, unless repaid sooner pursuant to terms of the loan program. Pursuant to the terms of the loan program, participants received one share of Common Stock and one share of restricted stock under the Company’s 1994 Employee Stock Incentive Plan for every 20 shares purchased pursuant to the loan program. The restricted stock vested in 20% increments on the second through sixth anniversaries of the date of issuance. The Compensation Committee believes that the loan program, which facilitated employee purchases of Common Stock, more closely aligns employee interests with shareholder interests.
Compensation of Chief Executive Officer
     The Compensation Committee believes that the Chief Executive Officer’s compensation is consistent with its general policies concerning executive compensation and is appropriate in light of the Company’s financial objectives and performance. Awards of long-term incentive compensation to the Chief Executive Officer are considered concurrently with awards to other executive officers and follow the same general policies as such other long-term incentive awards. The Compensation Committee granted a stock option award to the Chief Executive Officer in 2005, with a significant portion exercisable at a price per share in excess of the fair market value of the Common Stock on the date of grant, in order to more closely link compensation to stockholders’ interests.
     Compliance with Internal Revenue Code Section 162(m).
     Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), enacted in 1993, generally prohibits public companies from deducting the Chief Executive Officer’s and four other most highly compensated executive officers’ compensation, to the extent such compensation exceeds $1 million for any individual officer. Performance-based compensation is not subject to the deduction limit if certain requirements are met. Since the compensation of each of the Company’s executive officers is significantly less than $1 million, the Company has not addressed the steps that it would take to structure the performance-based portion of the compensation of its executive officers in a manner that would comply with the statute.
Respectfully submitted,
Brenda B. Rector (Chair)
E. Townes Duncan
Garland G. Fritts

Performance Graph
     The following graph compares the five-year cumulative returns of $100 invested on December 29, 2000 in (a) the Company, (b) HemScott Restaurant Group Index (“Restaurant Group Index”) (formerly known as the CoreData Restaurant Group Industry Index), (c) the Standard & Poor’s 500 Index (“S&P 500 Index”), and (d) the American Stock Exchange Market Index (“AMEX Market Index”) assuming the reinvestment of all dividends:

	12/29/2000	12/30/2001	12/29/2002	12/28/2003	1/2/2005	1/1/2006

J Alexander’s Corporation	100.00	95.11	116.73	302.64	319.93	350.94

Restaurant Group Index	100.00	101.41	80.95	111.45	136.12	144.82

AMEX Market Index	100.00	95.39	91.58	124.66	142.75	157.43

S&P 500 Index	100.00	88.12	68.64	88.33	97.94	102.75

AUDIT COMMITTEE REPORT
     The Audit Committee of the Board of Directors is comprised of three non-employee directors and operates under a written charter. The Restated Audit Committee Charter is posted on the Company’s website at www.jalexanders.com. The Audit Committee is comprised of Joseph N. Steakley (Chairman), Brenda B. Rector and Garland G. Fritts, each of whom is independent under the rules of the American Stock Exchange and applicable Securities and Exchange Commission regulations. The Board of Directors has determined that each of Joseph N. Steakley and Brenda B. Rector is an “audit committee financial expert” as defined by the Securities and Exchange Commission, and that each of them is “independent” as that term is used in item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act. During 2005, the Audit Committee met nine times.
     The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent registered public accounting firm’s qualifications and independence, and (iv) the performance of the Company’s independent registered public accounting firm. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee. Management has the primary responsibility for the financial statements and the reporting process, including internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for planning and carrying out proper annual audits and quarterly reviews of the Company’s financial statements in accordance with standards established by the Public Company Accounting Oversight Board (United States) and expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles.
     In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them its independence from the Company and its management. The Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the independent registered public accounting firm’s independence.
     The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its audit and the evaluations of the Company’s internal control over financial reporting.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 1, 2006, for filing with the Securities and Exchange Commission.
Respectfully submitted,
Joseph N. Steakley (Chair)
Garland G. Fritts
Brenda B. Rector

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     E. Townes Duncan, a director of the Company, is a minority owner of and manages the investments of Solidus Company, the Company’s largest shareholder. Pursuant to a Stock Purchase and Standstill Agreement between Solidus, LLC (the predecessor to Solidus) and the Company dated March 22, 1999, Solidus purchased 1,086,266 shares of Common Stock for $3.75 per share, for an aggregate purchase price of $4,073,497.50 and agreed to certain restrictions on its ownership for seven years, including restrictions on its ability to sell Common Stock or hold more than 33% of the Common Stock. Solidus also agreed it would not exercise rights attributable to the 1,086,266 shares of Common Stock purchased on March 22, 1999, during the Company’s rights offering in 1999.
     The Stock Purchase and Standstill Agreement was scheduled to expire on March 22, 2006. The Company and Solidus entered into an Amended and Restated Standstill Agreement dated July 31, 2005 (“Standstill Agreement”) which replaces the former Stock Purchase and Standstill Agreement. In the Standstill Agreement, the former restrictions were continued and Solidus agreed that (i) Solidus and its affiliates would not acquire or hold more than 33% of the Company’s Common Stock; (ii) Solidus and its affiliates would not solicit proxies for a vote of the shareholders of the Company; (iii) Solidus and Solidus, L.P., a partnership in which Solidus is the general partner, any successor investment partnerships and owners of those entities receiving distributions of shares of Common Stock, would not sell the Company’s Common Stock, except to the Company, a person, entity or group approved by the Company or to an affiliate of Solidus, or as otherwise noted below; and (iv) the above restrictions on ownership and ability to solicit proxies would terminate in the event of certain tender offers or exchange offers, a notice filing with the Department of Justice relating to the acquisition by a third party of more than 15% of the outstanding Common Stock or with the Commission relating to the acquisition by a third party of more than 10% of the outstanding Common Stock, the Company’s proposing or approving a merger or other business combination, or a change to a majority of the Company’s Board of Directors over a two-year period.
     The restrictions will be extended quarterly or annually up to December, 2009, at the election of the Company, as long as the Company on a quarterly basis, declares and pays beginning before January 15, 2006, minimum cash dividends on its Common Stock, payable to all shareholders of the Company, of at least $0.025 per share, per quarter or, at its election, on an annual basis pays aggregate dividends of $0.10 per share per twelve-month period. The minimum dividend payable to effect an extension of the restrictions will be adjusted proportionately in the event of a stock split or stock dividend or certain other corporate transactions. On January 13, 2006, the Company paid a cash dividend of $0.10 per share to all shareholders of the Company which was sufficient to extend the standstill restrictions until January 15, 2007.
     In addition, the Company agreed, beginning December 1, 2006, to allow Solidus to sell, free of restrictions in the Standstill Agreement, up to 100,000 shares of Common Stock each year, and to allow Solidus, L.P. to sell up to 6,000 shares each year, and, if all such shares are not sold by November 30 of the following year, they may sell those shares during the remaining term of the Standstill Agreement. The Standstill Agreement also extended a 2003 arrangement whereby the Company authorized Solidus to pledge the Common Stock of the Company owned by it as collateral security for the payment and performance of Solidus’ obligations under a credit agreement with a bank. In the event that Solidus defaults on its obligations to the bank, and such default results in the need to liquidate the related collateral, the bank is required to give the Company written notice of the number of shares it intends to sell and the price at which such shares are to be sold. The Company has the exclusive right within the first 30 days subsequent to receipt of such written notice to purchase all or any portion of the shares subject to sale and, should the Company decline to purchase any of the applicable shares, the bank may sell such shares over the ensuing 50 days on terms no more favorable than the terms stated in the written notice referred to above.
     The Standstill Agreement was unanimously approved on behalf of the Company by the Audit Committee of the Board of Directors, which is composed of three members, all of whom are independent directors for purposes of considering a conflict of interest transaction under Tennessee corporate law and approving the transaction on behalf of the Board of Directors. For this purpose, the Audit Committee also was advised by special counsel. Negotiations with Solidus were conducted by the Audit Committee Chair on behalf of the Company. In determining to approve the transaction, the Audit Committee considered the following factors in support of the standstill and the payment of a cash dividend to all shareholders:
•	Extending the restrictions on Solidus for an additional period may allow the Company to continue to pursue its business plan without the uncertainty associated with the possibility of a significant percentage of the Company’s Common Stock being available for sale upon expiration of the original standstill.

•	The Audit Committee concluded it was to the Company’s potential advantage to evaluate and negotiate an agreement to extend the standstill prior to the year in which the standstill was expected to expire.

•	The structure of the transaction, including a cash dividend to all shareholders payable on a per-share basis, provides the opportunity for the same value to all shareholders of the Company, rather than only to Solidus, although only Solidus must abide by the standstill restrictions.

•	The Company’s current financial and cash flow projections support the board’s expectation that cash will be available to pay the minimum dividend necessary to extend the standstill and the board confirmed its intention to declare a dividend sufficient to effect an initial extension of the standstill.

•	The Company will have the opportunity to consider, on a periodic basis, whether it is to the Company’s advantage and in the best interest of shareholders to continue to use cash to make the dividend payment and extend the standstill for an additional quarter or year, or to use the cash for other corporate purposes, which might include development activities, including new restaurant openings, reducing debt, capital expenditures or other uses.

•	Shareholders may benefit from a favorable tax treatment for qualified cash dividends, which are generally taxed at a 15 % rate for U.S. taxpayers.

•	The Company will have the opportunity to consider in the future adopting a dividend reinvestment plan whereby shareholders could elect to purchase additional shares of the Company’s Common Stock with their cash dividends.
     The board also considered the following factors that it deemed potentially unfavorable consequences of an agreement requiring the Company to pay the cash dividend in consideration for the extension of the standstill:
•	Extension of the standstill might discourage third party offers to acquire the Company.

•	Using cash to pay a dividend to all shareholders may divert cash from corporate purposes that would have been more beneficial to shareholders.
     In 1999, the Company’s Board of Directors established a loan program designed to enable eligible employees to purchase shares of the Company’s Common Stock. Under the terms of the loan program, all full-time employees as well as part-time employees who had at least five years of employment with the Company were eligible to borrow amounts ranging from a minimum of $10,000 to a maximum of 100% of their annual salary. Borrowings in excess of the maximum were allowed upon approval by the Compensation Committee or the officers of the Company, as applicable. The aggregate amount of loans authorized was $1 million.
     Pursuant to the terms of the loan program, participants received one share of bonus Common Stock and one share of restricted stock issued pursuant to the Company’s 1994 Employee Stock Incentive Plan for every 20 shares purchased pursuant to the loan program. The shares of restricted stock vested at a rate of 20% on each of the second through the sixth anniversaries of February 18, 2000, vesting in full in 2006.
     The following officers borrowed amounts under the 1999 loan program in excess of $60,000. Mr. Stout borrowed $424,005 to purchase 128,971 shares of Common Stock. He received 6,449 shares of bonus stock and 6,449 shares of restricted stock. Mr. Moore borrowed $76,397 to purchase 23,238 shares. He received 1,162 shares of bonus stock and 1,162 shares of restricted stock. In addition, Mr. Moore received an additional loan in the amount of $1,283. The market price of the Common Stock was $3.625 per share at the time of the award of the shares of the bonus stock and the shares of restricted stock. Currently, Mr. Stout owes $373,849 to the Company.
     All loans made under the loan program bear interest at an annual rate of 3%, payable quarterly, and are due and payable on December 31, 2006. In the event a participant receives from the Company bonus compensation, 30% of any such bonus is to be applied to the outstanding principal balance of the loan. Further, a participant’s loan may become due and payable upon termination of a participant’s employment or failure to make any payment when due, as well as under other circumstances set forth in the loan program documents. The interest rate and payment terms are adjusted to higher rates in the event a participant sells or pledges the shares purchased pursuant to the loan program (including shares of bonus stock and restricted stock awarded in connection with the program) without the Company’s prior consent.
     Mr. Reed is a member of the law firm of Bass, Berry & Sims PLC. This law firm has served as the Company’s outside legal counsel since the Company’s inception in 1971.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
     The following table summarizes information concerning the Company’s equity compensation plans at January 1, 2006:

Number of Shares
Remaining Available for
	Number of Shares to		Future Issuance Under
	be Issued upon		Equity Compensation
	Exercise of	Weighted Average Exercise	Plans (Excluding Shares
	Outstanding Options	Price of Outstanding	Reflected in First
Plan Category	and Warrants	Options and Warrants	Column)
Equity compensation plans approved by shareholders	868,143	$5.45	186,169

Equity compensation plans not approved by shareholders	N/A	N/A	N/A

Total	868,143	$5.45	186,169
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     The Compensation Committee of the Board of Directors is composed of Brenda B. Rector, Chair, E. Townes Duncan and Garland G. Fritts. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company’s executive officers, members of the Compensation Committee or entities whose executives serve on the Board of Directors that require disclosure under applicable Commission regulations.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Commission and AMEX. Executive officers, directors and greater than 10% shareholders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.
     Based solely on a review of the Forms 3, 4 and 5 and amendments thereto and certain written representations furnished to the Company, the Company believes that during the fiscal year ended January 1, 2006, its executive officers and directors complied with all applicable filing requirements, except E. Townes Duncan filed a late report on Form 4 with respect to the sale of 1,400 shares of Common Stock on November 16, 2005.
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     KPMG LLP (“KPMG”) has been appointed to serve as the Company’s independent registered public accounting firm for fiscal 2006 and served as the Company’s independent registered public accounting firm for the year ended January 1, 2006. As reported on a Current Report on Form 8-K filed with the Commission, on April 20, 2004, KPMG was appointed to serve as the Company’s independent registered public accounting firm for the year ended January 2, 2005 and Ernst & Young LLP (“Ernst & Young”) was dismissed as the Company’s independent registered public accounting firm. The decision to change independent registered public accounting firm was made by the Audit Committee. The Audit Committee expressed its satisfaction with the services of Ernst & Young, which had served as the Company’s independent registered public accounting firm since the Company’s inception.
     Ernst & Young’s reports on the Company’s consolidated financial statements for the fiscal years ended December 28, 2003 and December 29, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
     During the fiscal years ended December 28, 2003 and December 29, 2002 and through the date of Ernst & Young’s dismissal, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Ernst & Young’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.
     During the years ended December 28, 2003 and December 29, 2002 and through the date of Ernst & Young’s dismissal, the Company did not consult KPMG regarding any of the matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.
     The Company has been informed that representatives of KPMG plan to attend the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to shareholders’ questions.
     Audit Fees. The aggregate fees billed to the Company by KPMG during 2005 for professional services rendered for the audit of the Company’s annual financial statements, for the reviews of the financial statements included in the quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings totaled $160,000. The aggregate fees billed to the Company by KPMG during 2004 for professional services rendered for the audit of the Company’s annual financial statements, for the reviews of the financial statements included in the quarterly reports on Form 10-Q and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings totaled $202,500.
     Audit-Related Fees. The aggregate fees billed to the Company by KPMG for professional services related to employee benefit plans totaled $18,000 in 2004 and no such services were provided by KPMG in 2005.
     Tax Fees. No tax-related services were provided to the Company by KPMG in 2004 or 2005.
     All Other Fees. No other services were provided to the Company by KPMG in 2004 or 2005.
     All audit related services, tax services and other services for 2004 and 2005 were pre-approved by the Audit Committee, except for de minimis fees approved in advance by the Audit Committee chair and disclosed to and ratified by the Audit Committee pursuant to the Committee’s pre-approval policy for non-audit services. The Audit Committee concluded that the provision of such services by KPMG was compatible with the maintenance of such firm’s independence in the conduct of its auditing function.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS TO BE
PRESENTED AT THE 2007 ANNUAL MEETING OF SHAREHOLDERS
     Any proposal intended to be presented for action at the 2007 Annual Meeting of Shareholders by any shareholder of the Company must be received by the Secretary of the Company not later than December 20, 2006, in order for such proposal to be considered for inclusion in the Company’s Proxy Statement and proxy relating to its 2007 Annual Meeting of Shareholders. Nothing in this paragraph shall be deemed to require the Company to include any shareholder proposal that does not meet all the Commission’s requirements for inclusion in effect at the time.
     For other shareholder proposals to be timely (but not considered for inclusion in the Company’s Proxy Statement), a shareholder’s notice must be received by the Secretary of the Company not less than 75 days nor more than 90 days prior to April 19, 2007. For proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For proposals that are timely filed, the Company retains discretion to vote proxies it receives provided (1) it includes in the Proxy Statement advice on the nature of the proposal and how the Company intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement.
METHOD OF COUNTING VOTES
     Unless a contrary choice is indicated, all duly executed proxies will be voted in accordance with the instructions set forth on the proxy card. A broker non-vote occurs when a broker holding shares registered in street name is permitted to vote, in the broker’s discretion, on routine matters without receiving instructions from the client, but is not permitted to vote without instructions on non-routine matters, and the broker returns a proxy card with no vote (the “non-vote”) on the non-routine matter. Under the rules and regulations of the primary trading markets applicable to most brokers, the election of directors is a routine matter on which a broker has the discretion to vote if instructions are not received from the client in a timely manner. Abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum. Directors will be elected by a plurality of the votes cast in the election by the holders of the Common Stock represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes for or against any director nominee. Any other matters that may properly come before the meeting or any adjournment thereof shall be approved by the affirmative vote of a majority of the votes cast by holders of Common Stock represented and entitled to vote at the Annual Meeting, and abstentions and “non-votes” will have no effect on the outcome of the vote.
MISCELLANEOUS
     In certain instances, one copy of the Company’s Annual Report or Proxy Statement may be delivered to two or more shareholders who share an address. The Company will deliver promptly upon written or oral request a separate copy of the annual report or Proxy Statement, to a shareholder at a shared address to which a single copy of the documents was delivered. Conversely, shareholders sharing an address who are receiving multiple copies of annual reports or Proxy Statements may request delivery of a single copy.

Requests should be addressed to:	R. Gregory Lewis Secretary J. Alexander’s Corporation 3401 West End Avenue, Suite 260 P. O. Box 24300 Nashville, Tennessee 37202 (615) 269-1900

     A copy of the Company’s Annual Report is being mailed to shareholders concurrently with the mailing of this Proxy Statement. It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, shareholders who do not expect to attend in person are urged, regardless of the number of shares of stock owned, to date, sign and return the enclosed proxy promptly or follow the instructions on the proxy card to vote by telephone or the Internet.
     A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JANUARY 1, 2006 MAY BE OBTAINED, WITHOUT CHARGE, BY ANY SHAREHOLDER TO WHOM THIS PROXY STATEMENT IS SENT, UPON WRITTEN REQUEST TO R. GREGORY LEWIS, SECRETARY, J. ALEXANDER’S CORPORATION, P.O. BOX 24300, NASHVILLE, TENNESSEE 37202.
Date: April 19, 2006

J. ALEXANDER’S CORPORATION
EMPLOYEE STOCK OWNERSHIP PLAN PARTICIPANT VOTING INSTRUCTION FORM

     This Voting Instruction Form is tendered to direct SunTrust Bank, Nashville, N.A. (the “Trustee”), as Trustee of the J. Alexander’s Corporation Employee Stock Ownership Plan (“ESOP”), as to the manner in which all allocated shares in the ESOP account of the undersigned (the “Voting Shares”) shall be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at Loews Vanderbilt Hotel, 2100 West End Avenue, Nashville, Tennessee 37203 on Tuesday, May 16, 2006, at 10:00 a.m., local time, and any adjournments or postponements thereof.

     The undersigned hereby directs the Trustee to vote all Voting Shares of the undersigned as shown below on this Voting Instruction Form at the Annual Meeting.

(1)	Election of Directors:

☐	FOR all of the following nominees (except as indicated to the contrary below):

            T. Duncan, G. Fritts, B. Rector, B. Reed, J. Steakley and L. Stout.

            To withhold authority to vote for any individual nominee, please print name or names below:

☐	WITHHOLD AUTHORITY to vote for all nominees

(2)	In the Trustee’s discretion, the Trustee is entitled to act on any other matter which may properly come before said meeting or any adjournment thereof.

(Continued and to be signed on reverse side)

(Continued from other side)

    IMPORTANT: Please date and sign this Voting Instruction Form and return it to the Trustee of the J. Alexander’s Corporation Employee Stock Ownership Plan, SunTrust Bank, Nashville, N.A., P.O. Box 305110, Nashville, Tennessee 37230-9979 by May 11, 2006.

    A stamped and addressed envelope is enclosed for your convenience. Your Voting Instruction Form must be received by the Trustee by May 11, 2006.

    Your shares will be voted by the Trustee in accordance with your instructions. If no choice is specified, your shares will be voted FOR the nominees in the election of directors.

PLEASE SIGN, DATE AND RETURN PROMPTLY

Date:	, 2006

Please sign exactly as your name appears at left. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.

If your address has changed, please PRINT your new address on this line.

J. ALEXANDER’S
c/o Stock Transfer Department
P.O. Box 105649
Atlanta GA 30348

Vote by Telephone

Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

Vote by Internet

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.

Vote by Mail

Please mark, sign and date your proxy and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230.

Vote by Telephone
Call Toll-Free using a
touch-tone telephone:
1-888-693-8683

Vote by Internet
Access the Website and
cast your vote:
www.cesvote.com

Vote by Mail
Return your proxy
in the postage-paid
envelope provided

Vote 24 hours a day, 7 days a week!
If you vote by telephone or over the Internet, do not mail your proxy card.

è

Proxy card must be signed and dated below.
ê Please fold and detach card at perforation before mailing. ê

J. ALEXANDER’S CORPORATION
J. ALEXANDER’S
Proxy solicited by the Board of Directors for the
Annual Meeting of Shareholders to be held on Tuesday, May 16, 2006
The undersigned hereby appoints Lonnie J. Stout II and R. Gregory Lewis, and each of them, as proxies, with full power of substitution, to vote all shares of the undersigned as shown below on this proxy at the Annual Meeting of Shareholders of J. Alexander’s Corporation to be held at Loews Vanderbilt Hotel, 2100 West End Avenue, Nashville, Tennessee 37203 on Tuesday, May 16, 2006, at 10:00 a.m., local time, and any adjournments or postponements thereof.

Dated:	, 2006

Please sign exactly as your name appears at left. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles.

PLEASE SIGN, DATE AND RETURN PROMPTLY

YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual Meeting of
Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.
Proxy card must be signed and dated on the reverse side.
ê Please fold and detach card at perforation before mailing. ê

J. ALEXANDER’S CORPORATION	PROXY

(1)	Election of Directors:

☐	FOR all of the following nominees (except as indicated to the contrary below):

            T. Duncan, G. Fritts, B. Rector, B. Reed, J. Steakley and L. Stout.

            To withhold authority to vote for any individual nominee, please print name or names below:

    ☐ WITHHOLD AUTHORITY to vote for all nominees

(2) In their discretion on any other matter which may properly come before said meeting or any adjournment thereof.

If you have changed your address, please PRINT your new address on this line.

IMPORTANT: Please date and sign this proxy on the reverse side.